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_____________________________________________________
Docket Nos. 111482, 111483, 111486, 111487, 111719-111726.  Argued March
11, 1999 (Calendar No. 11).  Decided June 29, 1999

BEFORE THE ENTIRE BENCH

CORRIGAN, J.

        We granted leave in these cases to determine whether defendant Michigan Public Service Commission (PSC) exceeded its statutory authority in ordering the Detroit Edison Company and Consumers Power Company to engage in retail wheeling. We hold that the PSC lacks the authority to order retail wheeling. Therefore, we reverse the Court of Appeals and vacate the PSC order implementing the experimental retail wheeling program.
I. Factual. Background and Procedural Posture
              In 1992, the Association of Businesses Advocating Tariff Equity (ABATE) petitioned the PSC for an experimental retail wheeling program involving industrial customers. Under retail wheeling, the customer, or "end-user", contracts for electricity with a supplier other than the utility that owns the power lines in the geographic area in which the customer is located. The other supplier, or "third-party provider," uses the local utility's system to transrnit the electricity to the end-user. The local utility is cornpensated for the use of its systern.
              Retail wheeling effectively "unbundles" a local utility's production and distribution services. Traditionally, a local utility provided a "bundled" product; it generated the electricity and transmitted it to end-users connected to its systern of power lines. The industry has, however, undergone changes in recent years. Local utilities have interconnected with one another to forrn a nationwide grid. Thus, a utility can transmit electricity to an end-user who is not directly connected to its systern. When a third-party provider supplies electricity to these end-users, the intermediate utilities are said to "wheel" electricity across their systems. A retail wheeling program requires local utilities to provide these transmission services.
              Acting on ABATE's petition, a referee presided over a contested case hearing and issued a proposal for decision. The referee concluded that the PSC was not preempted by federal law from authorizing retai1 wheeling and that retail wheeling did not unconstitutionally impair contractual obligations. The referee further determined that, while a third-party provider need not obtain a municipal franchise under Const 1963, art 7, section 29, it must acquire a certificate of public convenience and necessity from the PSC under MCL 460.501 et seq.; MSA
22.141 et seq.
              The referee recommended that the PSC allow retail wheeling only if the end-user's local utility agreed to provide the service. After examining the statutory framework, the referee concluded that the PSC cannot compel a utility to provide retail wheeling services, but may establish tariffs setting the price, terms, and conditions of a voluntarily provided service. The referee proposed that the PSC negotiate and authorize voluntary retail wheeling programs for Consumers Power and Detroit Edison.
              The PSC rejected the referee's proposed decision, concluding that it may implement a retail wheeling program under the electric transmission act, 1909 PA 106 (Act 106), 1 the public service commission act, 1939 PA 3 (Act 3), 2 and the railroad commission act, 1909 PA 300 (Act 300). 3 It reasoned that the program would not intrude on a utility's authority to manage its production and procurement operations. The PSC also rejected the utilities' assertion that federal law preempts states from implementing retail wheeling. It held, however, that third-party providers must obtain a franchise from the municipality in which an end-user is located, as well as a certificate of public convenience and necessity to supply the electricity. The PSC then remanded the case to the referee to determine rates and charges for retail delivery

____________________
              1 MSA 460.551 et seq.; MSA 22.151 et seq.
              2 MCL 460.1 et seq.; MSA 22.13(1) et seq.
              3 MCL 462..2 et seq.; MSA 22.21 et seq.

services.
              The PSC established the rates and charges for retail delivery services in its decision after remand. After the PSC modified its order on rehearing, Detroit Edison, Consumers Power, and ABATE appealed. The Attorney General cross appealed.
              The Court of Appeals affirmed the PSC order in all respects. 4 It determined that the PSC has statutory authority to implement an experimental retail wheeling program, reasoning as follows:
              While the PSC has only those powers conferred on it by the Legislature, [Union Carbide Corp v Public Service Comm, 431 Mich 135, 146; 428 NW2d 322 (1988)], the interpretation given to statutes by the agency charged with applying them is entitled to great deference. In re Quality of Service Standards for Regulated Telecommunication Services, 204 Mich App 607, 612; 516 NW2d 142 (1994) . The PSC did not cite specific sections of Act 106, Act 3, or Act 300 when concluding that those statutes authorize it to implement an experimental retail wheeling program; however, an examination of various provisions of those statutes demonstrates that they support the PSC's decision. Section 2 of Act 106, MCL 460.552; MSA 22.152, gives the PSC "control and supervision of the business of transmitting and supplying electricity..." Supplying electricity must be deemed to include the act of delivering electricity to a customer. Section 6 of Act 106, MCL 460.556; MSA 22.156, allows the PSC to order service to be rendered in any case in which such an order is reasonable. Section 6 of Act 3, MCL 460.6; MSA 22.13(6), authorizes the PSC to regulate services and conditions of service. While this section does not contain a grant of specific powers, it construes the extent of the PSC's jurisdiction and grants the PSC broad authority. Attorney General v Public Service Comm, 122 Mich App 777, 786-787; 333

              __________________________________
              4 227 Mich App 442; 575 NW2d 808 (1998).

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                NW2d 131 (1983) . Under Act 300, the PSC possesses the
                same authority over utilities as did the Railroad Commission over railroads. Union Carbide, supra at 156.
                Section 22 of Act 300, MCL 462.22; MSA 22.41, authorizes the PSC to investigate and order adequate service to be rendered. [227 Mich App 451-452.]

     The Court further determined that the PSC order does not infringe the utilities' right to control their management activities. The Court reasoned that utilities are not required to construct new facilities, compelled to engage in a specific management practice, or required to enter into any particular contract. Thus, the Court concluded, the PSC order is lawful and reasonable because it does not dictate the substance of management decisions. The Court of Appeals rejected the parties' other challenges to the PSC order.
            This Court granted plaintiffs Consumers Power Company,
Detroit Edison Company, and the Attorney General their respective applications for leave to appeal, limited to whether the PSC exceeded its authority in ordering the electric utilities to transmit electricity produced and sold by other suppliers to customers in the service area of the utility. 5
                              II. Discussion
            The Public Service Commission has no common-law powers. It possesses only that authority granted by the Legislature. Union Carbide, supra at 146. Moreover, this Court strictly construes the statutes which confer power on the PSC. As this court explained in Union Carbide
___________________________________
            5 459 Mich 878 (1998) .

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supra at 151, quoting Mason Co Civic Research Council v Mason Co, 343 Mich
313, 326-327; 72 NW2d 292 (1955) :
            "The power and authority to be exercised by boards or commissions must be conferred by clear and unmistakable language, since a doubtful power does not exist."

            In construing the statutes empowering the PSC, this Court does not weigh the economic and public policy factors that underlie the action taken by the PSC. Retail wheeling implicates many policy concerns, from the most basic questions whether a consumer should be able to choose an electricity supplier and what market structure will ensure adequate power supply to consideration of arguable secondary effects on the environment and shareholders. See, generally, Vander Veen, Michigan is now entering a new electrical energy field: Competition, 78 Mich B J 164
(1999) . The Legislature, not this Court, is the body that must consider these questions and weigh the economic and social costs and benefits of restructuring. As this Court observed in Huron Portland Cement Co v Public Service Comm, 351 Mich 255, 262; 88 NW2d 492 (1958):
            Those are matters of legislative concern. We have had presented to us . . . an issue of law, the statutory authority of the commission in the light of the facts before us to order the service, and upon that, and that only, do we propose to pass.

            In this case, the PSC relies on the electric transmission
act, 6 MSA 460.551 et seq.; MSA 22.151 et seq., the public service commission act, MCL 460.1 et seq.; MSA 22.13(1) et seq., the railroad commission act, 7 MCL 462.2 et seq.;MSA 22.21 et seq., and 1929 PA 69, MCL 460.501 et seq.; MSA 22.141 et seq. We examine those statutes to ascertain whether the PSC has the authority to order retail wheeling. Union Carbide, supra at 146. The PSC's determination regarding the scope of its authority is one of law, which we review de novo. 8 McAuley v General Motors Corp, 457 Mich 513, 518; 578
_________________________________
              6 The electric transmission act, 1909 PA 106 as amended by 1921 PA 274, granted the Michigan public utilities commission authority to regulate electric utilities. The Legislature abolished the public utilities commission in 1939 and transferred its powers to the PSC. MCL 460.4; MSA 22.13(4).

              7 The PSC, as the successor to the public utilities commission, has the "same measure of authority with reference to such utilities as is granted and conferred with respect to railroads and railroad companies under the various provisions of the statutes creating the Michigan railroad commission and defining its powers and duties." MCL 460.54; MSA 22.4.

              8 A11 rates, fares, charges, classifications and joint rates fixed by the PSC and all regulations, practices and services prescribed by the PSC are deemed prima facie lawful and reasonable. MCL 462.25; MSA
22.44. A party challenging a PSC order bears the burden of proving that it is unlawful or unreasonable. MCL 462.26(8); MSA 22.45(8). An order is unlawful if it is based on an erroneous interpretation of a statute. Ass. of Businesses Advocating Tariff Equity v Public Service Comm, 219 Mich App 653, 659; 557 NW2d 918 (1996). Although this Court ordinarily accords an agency's longstanding interpretation of a statute due deference, Ludington Service Corp v Acting Cornm'r of Ins, 444 Mich 481, 505; 511 NW2d 661, amended 444 Mich 1240 (1994), we grant no deference to the PSC interpretation in this case because the plain meaning of the statutes are controlling. Union Carbide, supra at 151. An agency interpretation cannot overcome the

                                                           (continued...)

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NW2d 282 (1998).

                            A. Ratemaking Power

              The PSC initially characterizes its retail wheeling program as ratemaking, thus falling within its authority under Section 7 of the electric transmission act, MCL 460.557; MSA 22.157, and Section 22 of the railroad commission act, MCL 462.22; MSA 22.41. See also MCL 460.6a; MSA 22.13(6a) . The challenged portion of the order does not, however, involve ratemaking. Although retail wheeling has a ratemaking component, i.e., the establishment of the rate a third-party provider must pay to transmit power through a local utility's system, appellants do not challenge that aspect of the experimental program. Instead, appellants contend that the PSC cannot order local utilities to transmit electricity from a third-party provider's system through its own system to an end-user. This aspect of retail wheeling is simply not ratemaking.
              This Court explained in Union Carbide, supra at 148, that the PSC's authority to regulate a utility's rates and charges does not include the power to make management decisions. We quoted Missouri ex rel Southwestern Bell Telephone Co v Public Service Comm, 262 US 276, 289; 43 S Ct 544; 67 L Ed 981
_________________________________
              8 (...continued)
plain meaning of a statute. Ludington Service, supra at 505. Even under the dissents view of the proper deference courts should give to an agency's construction of the statute that grants it authority, we need not defer to the PSC interpretation in this case because the language of the statute is plain. As discussed below, we conclude that the plain language of the statutes do not grant the PSC authority to order retail wheeling.

(1923), to emphasize our point:

                      It must never be forgotten
                      that while the State may
                      regulate with a view to
                      enforcing reasonable rates and
                      charges, it is not the owner
                      of the property of public
                      utility companies and is not
                      clothed with the general power
                      of management incident to
                      ownership. [Union Carbide,
                      supra at 148-149.]

In Union Carbide, we concluded that, although the PSC could preclude a utility from passing along increased charges incurred from its noneconomic operation of facilities, it could not order the utility to cease those operations. In other words, the PSC can encourage a specific management decision through the exercise of its ratemaking power, but it may not directly order the utility to make the decision. Similarly, in Huron Portland Cement, supra, this Court considered whether the PSC had the authority to order a utility to render service to an end-user in an area it did not serve and in which it had no power lines. This Court concluded that, absent specific statutory authority, the decision whether to provide the service rests with the utility's's management. Id. at 268.
              In this case, The PSC attempts to compel utilities to provide a new service-the transmission of electricity from a third-party providers system to an end-user who is not directly connected to that system. Retail wheeling would require that utilities accept power from suppliers chosen not by management, but by an end-user, and necessitate the negotiation of new interconnection agreements or modification of existing ones. Further, the utility would have to adjust its own production and purchases of power to ensure sufficient capacity to transmit the third-party providers electricity. Absent a statute clearly conferring on the PSC the power to order such service, the decision to provide the service lies within the province of the utility's management, not the PSC. Union Carbide, supra at 151; Huron Portland Cement, supra at 261.
                              B.The Public Service Commission Act
              The PSC next asserts that Section 6 of the public service commission act, MCL 460.6; MSA 22.13(6), grants it broad authority over all matters pertaining to public utilities, including the power to order retail wheeling. In 1939, the Legislature enacted the public service commission act to abolish the public utilities commission and transfer its powers and duties to the newly created public service commission. Huron Portland Cement, supra at 264-265. The provision on which the PSC relies provides:
                      The public service commission is
              vested with complete power and jurisdiction to regulate all public utilities in the state except a municipally owned utility, the owner of a renewable resource power production facility as provided in section 6d, and except as otherwise restricted by law. The public service commission is vested with the power and jurisdiction to regulate all rates, fares, fees, charges, services, rules, conditions of service, and all other matters pertaining to the formation, operation, or direction of public utilities. The public service commission is further granted the power and jurisdiction to hear and pass upon all matters pertaining to, necessary, or incident to the regulation of public utilities, including electric light and power companies, whether private, corporate, or cooperative; water, telegraph, oil, gas, and pipeline companies;
              motor carriers; and all public transportation and communication agencies other than railroads andrailroad companies.

              This Court has consistently held, however, that the broad language of Section 6 serves as an outline of the PSC' s jurisdiction, not a grant of specific powers.

                      The broad language (of Section 6) furnishes no grant
              of specific powers. It is an outline of
              jurisdiction in the commission and does not purport to be more. If, indeed, the general language quoted had the effect of vesting particular, specific, powers in the commission, not only would a constitutional question be presented arising from an asserted lack of standards . . . , but there would have been no need whatever for the many statutes enacted (both before and after the effective date of PA 1939, No 3) vesting specific powers in the commission. [Huron Portland Cement, supra at 263. 9]

We adhered to this construction of Section 6 in Union Carbide, supra at 147. Since the PSC has only those powers granted by statute and Section 6 furnishes no grant of specific powers, Section 6 provides no support for the PSC's order in this case.

              C.      The Electric Transmission Act
              The PSC argues that the electric transmission act, MCL
460.551 et seq.; MSA 22.151 et seq., grants it broad authority to regulate all aspects of retail electric service, including services for supplying and delivering electricity, of which

________________________

              9 "The legislature cannot delegate its power to make a law; but it can make a law to delegate a power to determine some fact or state of things upon which the law makes, or intends to make, its own action depend." Livonia v Dep't of Social Services, 423 Mich 466, 502; 378 NW2d 402 (1985),
quoting Dep't of Natural Resources v Seaman, 396 Mich 299,
308; 240 NW2d 206 (1976). The statute must contain sufficient standards so as not to "leave the people unprotected from uncontrolled, arbitrary power in the hands of administrative officials." Id. at 308-309.

retail wheeling is allegedly one. The electric transmission act was the Legislature's first foray into the field of electricity generation and transmission. Sections 1 and 2 of the act provide:

                      When electricity is generated or developed by
              steam, water or other power, within 1 county of this state, and transmitted and delivered to the consumer in the same or some other county, then the transmission and distribution of the same in or on the public highways, streets and places, the rate of charge to be made to the consumer for the electricity so transmitted and distributed and the rules and conditions of service under which said electricity shall be transmitted and distributed shall be subject to regulation as in this act provided. [MCL 460.551; MSA 22. 151.]

                      The Michigan public utilities commission,
              hereinafter referred to as "the commission" shall have control and supervision of the business of transmitting and supplying electricity as mentioned in the first section of this act and no public utility supplying electricity shall put into force any rate or charge for the same without first petitioning said commission for authority to initiate or put into force such rate or charge and securing the affirmative action of the commission approving said rate or charge. [MCL 460.552; MSA 22.152.].

              Contrary to the PSC's assertion, Sections 1 and 2 do not grant it authority to compel a utility to transmit a third-party provider's electricity through its system to an end-user. The grant of control and supervision contained in Section 2 is qualified by the language "as mentioned in the first section of this act." Thus, the authority granted by Section 2 does not extend beyond the subject matter enumerated in Section 1.
              The power to regulate the "transmission and distribution" of electricity under Section 1 is limited to that "in or on the public highways, streets and places." It does not encompass a utility's lines that extend over private lands. Moreover, a requirement that a utility transmit a third-party provider's electricity does not constitute a "condition of service" under which the utility transmits and distributes electricity. In discussing the distinction between rates and services in General Telephone Co of Michigan v Public Service Comm, 341 Mich 620, 636; 67 NW2d 882 (1954), this Court approved the following language from Elyria Telephone Co v Public Utilities Comm of Ohio, 158 Ohio St 441, 446; 110 NE2d 59 (1953);

                      "There is, of course, no doubt that a utility
              must render adequate service to its patrons, and the general assembly recognizing that at time service might be inadequate has provided a means whereby a utility may be compelled by the commission to improve its services and facilities. The commission has the power to require adequate service under sections 614-21 and 614-27, General Code, but services and rates, although related, are not wholly dependent on each other. As to rates the question is whether the company is receiving a just and reasonable return on the value of its existing property; the question as to adequate service is whether the company is rendering or is capable of rendering reasonable service with its existing property or whether by improvements, either in the use of the property it owns or by new installations, this can be done."

As used in Section 1, the term "service" plainly refers to the utility's supplying its electricity to the end-user, not the use of its lines to transmit another provider's electricity.
              The word "service" has different meanings. We construe words and phrases in statutes according to the common usage of the language, but give technical words and phrases their "peculiar and appropriate" meaning. MCL 8.3a; MSA 2.2(1).
 Black's Law Dictionary (6th ed) defines the term "service" in the context of public utilities as "[t]he furnishing of water, heat, light and power, etc., services by utility." That definition comports with those provided in lay dictionaries. 10
Of the numerous definitions included in Random House Webster's
College Dictionary, p 1225, the one relevant for our purposes provides: "the supplying or supplier of utilities, commodities, or other facilities that meet a public need, as water, electricity, communication, or transportation." The
American Heritage Dictionary (3d ed), p 1649, includes among its definitions the following: "A facility providing the public with the use of something, such as water or transportation." Webster's New Collegiate Dictionary (7th ed), p 793, similarly defines the term as "a facility supplying some public demand."
              Thus, under any definition, the term "service" does not refer to a utility' s transmission of electricity for another

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              10 This Court often consults dictionary definitions to
ascertain the generally accepted meaning of a term that is not expressly defined by statute. Oakland Co Bd of Co Rd Comm'rs v Michigan Property & Casualty Guaranty Assn, 456 Mich 590,
604; 575 NW2d 751 (1998). Dictionaries, however, often contain multiple definitions and define a term using terms that also have multiple definitions. Thus, as the dissent aptly demonstrates, exclusive reliance on dictionary definitions can blur, rather than clarify, the meaning of a word. Dictionaries are, however, merely interpretative aids used by the court. See note, Looking it up: Dictionaries and statutory interpretation, 107 Harv L R 1437 (1994). Words are given meaning by context or setting. Tyler v Livonia Public
Schools, 459 Mich 3S2, 391; 590 NW2d 560 (1999). In this
case, when viewed in context, the plain meaning of the term
"service" does not include a utility's transmission of electricity for another provider.

provider. To construe the phrase "conditions of service" as
encompassing a requirement that one utility transmit another provider's electricity would require an interpretation that
stretches well beyond the plain statutory language. As we
reiterated in Union Carbide, supra at 151, however, the PSC
has only those powers conferred by clear statutory language.
The power conferred by Section 1 simply does not encompass the PSC`s order.
              We further note that only electricity generated or
developed "within 1 county of this state, and transmitted and delivered to the consumer in the same or some other county"
falls within the scope of the electric transmission act. MCL
460.551; MSA 22.151. Retail wheeling often involves the
transmission of electricity generated within another state.
To the extent that the experimental program required utilities to wheel power supplied by an out-of-state provider, the
program would clearly fall outside the scope of the electric transmission act, even if the act could be construed to grant the PSC the authority to order retail wheeling.
              The PSC also relies on Sections 6 and 7 of the act, which provide, in pertinent part:
                      The commission shall have power in its
              discretion to order electric current for
              distribution to be delivered at a suitable primary
              voltage, to any city, village or township through
              which a transmission line or lines may pass; to
              order service to be rendered by any such electric
              utility in any case in which it will be reasonable
              for such service to be ordered. . . . [MCL
              460.556; MSA 22.156.]

                      After investigation and hearing, the
              commission may by order fix the price of

              electricity to be charged by the electric utility
              within lawful limits. . . . The commission may
              establish by order rules and conditions of service that are just and reasonable. [MCL 460.557(2) ; MSA 22.157(2).]

              These provisions do not grant the PSC broad authority to order retail wheeling. The first clause of Section 6 grants the PSC the power to order that "electric current for distribution" be
"delivered at a suitable primary voltage" to a city, village, or township through which its lines pass. Thus, under the
plain language of the statute, the PSC has the authority to
set the primary voltage at which a utility transmits
electricity to an end-user. Section 6 also authorizes the PSC to order a utility to provide "service" to a city, village, or township through which its lines pass. Huron Portland Cement, supra at 265-266. It does not confer the power to order a
utility to transmit electricity for another provider.
Similarly, the authority to establish "rules and conditions of service" granted in Section 7 must be read in conjunction with Section 1. That authority clearly does not encompass the PSC's order.
Accordingly, we conclude that the electric transmission act
does not grant the PSC the authority to order retail
wheeling. 11
_________________________
              11 The remaining provisions of the act do not apply. MCL 460.553; MSA 22.153 grants a utility the right to use highways, streets, alleys, and other public places with the consent of the local unit of government. MCL 460.554; MSA
22.154 authorizes the PSC to require that utilities submit information and data regarding the construction of lines in or through highways, streets, and public places. MCL 460.555;
MSA 22.155 grants the PSC the power to inspect and examine an electrical apparatus installed in any public highway, street, or place, as well as order improvements. Under MCL 460.558;
                          (continued...)

                      D.  The Railroad Commission Act

              The PSC contends that it may order retail wheeling under
Section 22 of the railroad commission act, MCL 462.22; MSA 22.41 which empowers the PSC to, upon complaint, investigate and
remedy unreasonable or inadequate practices and services. MCL
460.54; MSA 22.4 grants the PSC the "same measure of
authority" with reference to utilities as the Michigan
Railroad Commission once had over railroads under the railroad commission act.  As we noted in Union Carbide, supra at 156, however, the railroad commission did not enjoy sweeping
powers . . . ."  We conclude that the PSC's commensurate
authority does not include the power to require a utility to provide transmission services for third-party providers.
              By statute, the Legislature required railroads to
transfer and deliver freight, cars, or passengers carried on another line that are destined to a point on its line or a
connecting line.  MCL 462.7(a); MSA 22.26(a).  As MCL
462.7(a); MSA 22.26(a) aptly demonstrates, the Legislature has expressly required that public service providers open their
facilities to other providers when it deems appropriate.  The
Legislature recognized a similar need involving telephone
service in 1913, and granted the Railroad Commission the
_______________________
              11 (...continued)
MSA 22.158, a utility and its officers and employees are subject to fines if they violate PSC orders. The final section of the act, MCL 460.559; MSA 22.159, governs its scope, providing that the act does "not apply to the transmission or use of electricity for the purpose of conveying intelligence by telegraph, telephone or by other methods now or hereafter adopted therefor."

authority to order local providers to interconnect their lines and perform switching service for the transmission of messages between the lines. 1913 PA 206, repealed by 1991 PA 179. 12
Absent a comparable statutory provision, the PSC cannot mandate that an electric utility transmit a third-party provider's electricity to an end-user.
                      E.  1929 PA 69
              The PSC further argues that the requirement under 1929 PA 69, MCL 460.501 et seq.; MSA 22.141 et seq., that a utility obtain a certificate of public convenience and necessity from the PSC before it renders service authorizes the PSC to encourage competition in the industry. Although the PSC has historically used its power to issue certificates to prevent, rather than promote, competition, the PSC may allow more than one utility to provide service in an area under the terms of the act. Huron Portland Cement, supra at 267. The PSC's ability to foster competition, however, does not include retail wheeling because it lacks authority to order an existing utility to share its capital facilities. As this Court observed in Huron Portland Cement, quoting Barnes,
Economics of Public Utility Regulation, p 229:
                      "The requirement of a certificate of
              convenience and necessity may enable the commission to prevent the needless multiplication of companies serving the same territory, and at the same time to avoid a wasteful duplication of capital facilities, thus keeping the investment at the lowest figure

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              12  In 1995, the Legislature "unbundled" local telephone
exchange services. MCL 484.2351 et seq.; MSA 22.1469 (351) et seq.

              consonant with satisfactory service. By protecting the utility from unnecessary competition, the risks inherent in the utility investments are reduced and the cost of capital is thereby kept as low as the conditions of the investment market permit."
              [Huron Portland Cement, supra at 267-268.]

1929 PA 69 does not grant the PSC the authority to order
retail wheeling.
                                 III. Conclusion
              We express no view regarding the public policy implications of retail wheeling. The economic wisdom of the program is not our concern. See Huron Portland Cement, supra at 261. The question before us involves the PSC's statutory authority. We conclude that the PSC lacks statutory authority to order a utility to transmit a third-party provider's electricity through its system to a customer. Thus, the PSC lacked the statutory authority to implement the experimental retail wheeling program. We therefore reverse the judgment of the Court of Appeals and vacate the PSC order implementing the program.
                      /s/

_____________________________________

Docket Nos. 111482, 111483, 111486, 111487, 111719 - 111726.  Argued March
11, 1999 (Calendar No. 11).  Decided June 29, 1999.


BRICKLEY, J. (dissenting).

              The majority misinterprets the statutory language relevant to this case and mistakenly characterizes retail wheeling as infringing the managerial prerogatives of the
appellant utilities. For these reasons, I respectfully
dissent.
                                   I
              At issue in this case is the Public Service Commission's interpretation of the statutes in which the Legislature.
delegated authority to the PSC to oversee electric utilities in Michigan. The majority "grant[s] no deference to the PSC interpretation in this case because the plain meaning of the statutes are controlling."  Slip op at 10, n 8, citing Union
 Carbide Corp. v Public Service Comm, 431 Mich 135, 151; 428
NW2d 322 (1988).
              While I agree with much of what the majority holds, I cannot agree that the relevant section of the electric
transmission act has a "plain meaning" 1   This statute can
conceivably bear the meaning imposed on it by the majority, but the PSC's interpretation is more in accord with the meaning of the relevant statutory language and with the context of the statute itself. This case also demonstrates that courts should defer to an agency's reasonable interpretation of the statutes it is designated to enforce.
                                   A
              The majority holds that the electric transmission act, MCL 460.551 et seq.; MSA 22.151 et .seq., does not give the PSC the power to order retail wheeling. I would hold that the most reasonable interpretation of Section 6 of this act gives the PSC this power. MCL 460.556; MSA 22.156.
              Section 6 provides, in relevant part, that [t]he commission shall have power in its discretion to order electric current for distribution to be delivered at a suitable primary voltage, to any

_____________________________
              1 Because Section 6 of the electric transmission act gives the
PSC the power in question, I would not reach the other
statutory interpretations discussed by the majority.  MCL
460.556; MSA 22.156.  However, I do agree with the majority
that Section 6 of the public service commission act, MCL 460.6; MSA 22.13(6), is only "an outline of the PSC's jurisdiction, not a grant of specific powers." Slip op at 14, citing Huron
Portland Cement Co v Public Service Comm, 351 Mich 255, 263;
88 NW2d 492 (1958).  I further agree that Sections 1 and 2 of the electric transmission act, MCL 460.551, 460.552; MSA 22.151,
22.152, are not applicable to the instant case "[t]o the
extent that the experimental program required utilities to
wheel power supplied by an out-of-state provider . . . ."
slip op at 19.

              city, village or township through which a
              transmission line or lines may pass; to order
              service to be rendered by any such electric utility
              in any case in which it will be reasonable for such
              service to be ordered . . . .

The language of this section bears repeating: the PSC has
"power in its discretion to order electric current for
distribution to be delivered . . . .  Id.  (emphasis
supplied).   This first clause of Section 6 plainly contemplates the
PSC's power to order that electric current be delivered, 2   as
well as strongly implying that the production and delivery of the electric current are two separate activities. Because the Legislature delegated discretionary power to the PSC to order that electric current be delivered over already existing transmission lines, the majority errs in ignoring this grant of authority and preventing the PSC's exercise of it.

________________
              2 "Deliver" is relevantly defined as "[t]o bring or transport to the proper place or recipient; distribute." The
American Heritage Dictionary (3d ed), p 494.  Another
dictionary defines it as to carry and turn over (letters,
goods, etc.) to the intended  recipient or recipients."   Random
House Webster's College Dictionary, p 358.

              The statute limits the scope of the PSC's power under this section to "any city, village or township through which a transmission line or lines may pass . . . "  MCL 460.556;
MSA 22.156.  Thus our decision in Huron Portland Cement Co, n
1 supra, is consistent with this statute. In that case, we
overturned a PSC order that would have compelled Consumers
Power to build new transmission lines. We noted that Section 6 did not give the PSC this power because "Consumers' lines do not pass through the city . . . in which Huron seeks the service
to be rendered."   Id. at 266.

              In stark contrast, the order at issue in the instant case would compel the appellant utilities to deliver electric current over their already existing transmission lines.

              The majority also errs in its interpretation of the second clause of Section 6. In that clause, the Legislature authorized the PSC to "order service to be rendered by any such electric utility in any case in which it will be
reasonable for such service to be ordered . . . ".   MCL
460.556; MSA 22.156. The majority reasons that the first two clauses of Section 6 do "not confer the power to order a utility to transmit electricity for another provider." Slip op at 20.
The statute does not support the majority's conclusion.
              "Service," as the majority notes elsewhere in its opinion, means "'[t]he furnishing of water, heat, light and power, etc., services by utility.'"  Slip op at 17, quoting
Black's Law Dictionary (6th ed), p 1368. The majority looks
no further into this definition, however, and concludes that the word "service" necessarily denotes the joint production
and transmission of electric current. The definition of
"service" is not so constrained, however, as a closer look at the majority's definition reveals.
              While "service" means the "furnishing of . . . power," "furnish" is defined in the same dictionary as "[t]o supply, provide, or equip, for accomplishment of a particular
purpose.  Id. at 675. 3   "Supply" is defined as the act of

________________
              3 Black's further definition of "furnish" is instructive by way of analogy: "As used in the liquor laws, 'furnish' means to provide in any way, and includes giving as well as selling. As used in the Controlled Substances Act, means
[sic] to provide or supply and connotes a transfer of
                                                          (continued...)

furnishing what is wanted, id. at 1439, and a supplier is
[a]ny person engaged in the business of making a consumer
product directly or indirectly available to consumers;
includes all persons in the chain or production and
distribution of a consumer product . . . ."   Id.  4
              Unlike the majority, I cannot conclude that the word "service" can only mean the joint act of producing the commodity in question and delivering it to the consumer.
Indeed, the common definitions of the relevant terms allow for
"service" to include separate production, separate
distribution, or both together. 5   In light of these common

________________________
              3   ( . .continued)
possession." Id. In neither of these contexts is it necessary to produce or manufacture the commodity in question in order to "furnish" it to a third party.

              4 Compare this definition of "supplier" with the majority's quotation of one of the relevant definitions of "service": "'the supplying or supplier of utilities, commodities, or other facilities that meet a public need, as water, electricity, communication, or transportation.'" Slip op at 18, quoting Random House Webster's College Dictionary, supra, p 1225. A utility is therefore a "supplier" of electric service whether it produced the electric current, or delivered it, or both.

              5 The majority quotes the following relevant definitions of "service": "the supplying or supplier of utilities, commodities, or other facilities that meet a public need, as water, electricity, communication, or transportation." Random
House Webster's Dictionary, p 1225; "A facility providing the public with the use of something, such as water or transportation." The American Heritage Dictionary (3d ed), p 1649. Slip op at 18.

              The Random House dictionary goes on to define "supply" as "1. to furnish or provide (a person, establishment, etc.) with what is lacking or requisite: supplying the poor with
                                                          (continued...)

definitions, and the distinction made by the first clause of
Section 6, between the act of producing electric current and the act of delivering it, there is no reason to read the PSC's discretionary power to order "service to be rendered" as meaning solely the power to order the combined production and delivery of electricity.
              The majority's statutory analysis ignores the first clause of Section 6, and does not take into account the full meaning of the word "service" in the second clause. Because the text of these two clauses fully supports the PSC's order in this case, I would uphold the judgment of the Court of Appeals and the order of the PSC.

                                   B

              This case also presents an important question of this state's jurisprudence: whether the agency or the courts should have the authority to determine which of several permissible interpretations should be given to an agency's jurisdictional statute. Clearly, where the language of the statute in question is plain, statutory construction is not

_______________
              5   (.. .continued)
clothing. 2. to furnish or provide (something wanting or requisite) : supplied needed water to the region." Random House Webster's, supra, pp 1295, 1343. The American Heritage dictionary defines "provide" as "1. To furnish; supply: provide food and shelter for a family. 2. To make available; afford: a room that provides ample sunlight through French windows." American Heritage Dictionary, supra, p 1458. None of these definitions carry the implication that the supplier or provider of the commodities in question had to have produced or manufactured them before providing or supplying them to the recipients.

permissible by any authority, and no real question
is presented. Ludington Service Corp v Acting Comm'r of Ins, 444
Mich 481, 505; 511 NW2d 661 (1994), amended 444 Mich 1240
(1994); see Chevron USA, Inc v Natural Resources Defense
Council, Inc. 467 US 837, 843, n 9; 104 S Ct 2778; 81 L Ed 2d
694 (1984). As discussed in part I(A), however, that is not
the situation presented by the instant case.
              The majority's interpretation of section 6 of the electric transmission act is not persuasive, but I do not believe that it is impermissible under the language of the statute. The
intent of the Legislature with respect to the instant
controversy is not clear from the text of the statutes in
question. In light of this lack of clear legislative intent, this case presents us with a good opportunity to examine how a court should determine which of two or more permissible
interpretations of a statute is the proper one.
                                   1
              This Court has not always been consistent regarding the degree of deference courts should give to an agency's interpretation of the statutes the Legislature delegated that agency to enforce. The majority today recites that "this
Court ordinarily accords an agency's longstanding
interpretation of a statute due deference . . . ." Slip op at
10, n 8, citing Ludington, supra at 505. This rule, in focusing on the "longstanding" nature of the interpretation in question, serves the important purpose of furthering settledexpectations. Magreta v Ambassador Steel Co, 380 Mich 513,
521-523; 158 NW2d 473 (1968)(Black, J., concurring); see
Wehmeier v W E Wood Co, 377 Mich 176, 191-192; 139 NW2d 733
(1966).
                      This Court has also noted that
                      "'[t]he construction given to a statute by those charged with the duty of executing it is always entitled to the most respectful consideration and ought not to be overruled without cogent reasons.'" (Magreta, supra at 519, quoting Boyer-Campbell Co v Fry, 271 Mich 282, 296; 260 NW 165 (1935), in turn quoting United States v Moore, 95 US (5 Otto) 760, 763; 24 L Ed 588 (1877).]

This rule has been followed in a number of our cases, without reference to the length of time the administrative interpretation has been in existence. Adrian School Dist v
MPSERS, 458 Mich 326, 336; 582 NW2d 767 (1998); Empire Iron Mining Partnership v Orhanen, 455 Mich 410, 416; 565 NW2d 844 (1997); Breuhan v Plymouth-Canton Comm Schools, 425 Mich 278, 282-283; 389 NW2d 85 (1986); see People ex rel Simmons v Anderson, 198 Mich 38, 47; 164 NW 481 (1917).
              Some of our cases have stated that our Court, "in common with all modern courts, give [s administrative interpretations] `respectful consideration' as one of the factors to be considered in arriving at the probable legislative intent."
Lorraine Cab v Detroit, 357 Mich 379, 384; 98 NW2d 607 (1959), citing Howard Pore, Inc v State Comm'r of Revenue, 322 Mich


49; 33 NW2d 657 (1948).6   This rule was also stated in Boyer-
Campbell, supra at 297, and Owosso Bd of Ed v Goodrich, 208
Mich 646, 652; 175 NW 1009 (1920) .
              In perhaps our most candid statement, we noted that
appellate courts "will give the agency's construction such
weight as [they] conclude[] is appropriate on full
consideration of the statutory criteria and the record of the case on review." West Bloomfield Hosp v Certificate of Need
Bd, 452 Mich 515, 524; 550 NW2d 223 (1996) . I am concerned
that our standard of review of the legal interpretations of
agencies is inconsistent. I believe that predictability in
this area may only be achieved by determining the principles underlying such review.
                                   2
              The majority provides the firmest ground for such an underlying principle when it states that, "[i]n construing the statutes empowering the PSC, this Court does not weigh the economic and public policy factors that underlie the action taken by the PSC." Slip op at 8. I agree with this statement, and I suggest that we can avoid making a policy
              6 In one case, we held that "[i]t is the responsibility of the judiciary to interpret legislative intent and this responsibility cannot be delegated. We agree with the Court of Appeals that consideration should be afforded to the MESC interpretation of this section. We cannot abdicate our ultimate responsibility." General Motors Corp v Erves, 395
Mich 604, 621; 236 NW2d 432 (1975). Four justices of this
Court split on this decision, however, with three justices abstaining.

decision in this case by recognizing the Legislature's delegation of certain policy-making authority to the PSC, and deferring to that authority.7
              The Legislature's ability to delegate authority to an agency is bounded only by the constitution, and there is no allegation of unconstitutional delegation of legislative authority in this case. Cf. City of Livonia v Dep't of Social Services, 423 Mich 466, 501-505; 378 NW2d 402 (1985).
Therefore, given that the relevant statutory language is ambiguous, that there is no clear indication of the Legislature's intent, and that the PSC exercises some of the Legislature's policy-making authority in this area, this Court should avoid striking down the policy decision inherent in the PSC's permissible interpretation of the electric transmission act.
              The United States Supreme Court has held that "the principle of deference to administrative interpretations"
              "has been consistently followed by this Court whenever decision as to the meaning or reach of a statute has involved reconciling conflicting policies, and a full understanding of the force of the statutory policy in the given situation has depended upon more than ordinary knowledge respecting the matters subjected to agency regulations." (Chevron, supra at 844, quoting
              United States v Shimer, 367 US 374, 382; 81 S Ct 1554; 6 L Ed 2d 908 (1961) (citations omitted) .]

__________________
              7 Again, I agree that the Court would be acting properly if the. statute at issue were, indeed, unambiguous. Since the statute is ambiguous, however, the Court must rely on something other than its "plain language" in construing what the statute means.

The Court further stated that if the agency's choice represents

              "a reasonable accommodation of conflicting policies that were committed to the agency's care by the statute, we should not disturb it unless it appears from the statute or its legislative history that the accommodation is not one that Congress would have sanctioned." [Id. at 845, quoting Shimer, supra at 383.]

              The United States Supreme Court has also extended this rule to sanction deference to an agency's interpretation of its jurisdiction under its enabling legislation, noting that
"there is no discernible line between an agency's exceeding
its authority and an agency's exceeding authorized application of its authority. To exceed authorized application is to
exceed authority." Mississippi Power & Light Co v Moore, 487
US 354, 381; 108 S Ct 2428; 101 L Ed 2d 322 (1988) (Scalia,
J.,  concurring and citing cases).
              For these reasons, and because of a lack of reliable guideposts in determining legislative intent in this case, I would adopt a rule that this Court defer to an agency's
permissible, policy-based interpretation of the statutes
that it administers.
II
              The majority also holds that the PSC order at issue is invalid as an infringement on the management prerogatives of the appellant utilities. Slip op at 12-13. Because the
majority's own analysis concedes that the PSC may infringe
the appellant utilities' management powers if such
infringement is contemplated in the PSC's enabling
legislation, I disagree that the PSC's orders at issue run
afoul of this Court's decisions in Huron Portland Cement Co v
Public Service Comm, 351 Mich 255; 88 NW2d 492 (1958), and
Union Carbide, supra.9  Slip op at 12 ("[A]bsent specific
statutory authority, the decision whether to provide the
service rests with the utility's management").
              The majority notes that, in Union Carbide, "we concluded that, although the PSC could preclude a utility from passing along increased charges incurred from its noneconomic
operation of facilities, it could not order the utility to
cease those operations." Slip op at 11-12; see Union Carbide, supra at 149-150. Our Union Carbide decision hinged on the
fact that there were no specific statutes that gave the PSC
the power to forbid the noneconomic operation of facilities.
Union Carbide, supra at 150-162.
              Furthermore, we specifically noted that the PSC's ratemaking power was sufficient to "exclude[] from Consumers'
base rates the increased fuel costs stemming from noneconomic operation . . . . Thus, the commission prevented Consumers'
noneconomic operation . . . from adversely affecting both the utility's base rates as well as the charges passed through to
              8 While I disagree with the majority's characterization of the PSC's orders as forcing decisions "within the province of the utility's management," slip op at 13, I do not reach this question. Because the electric utility act permits the PSC to enforce the orders in question, whether or not they compel "management" decisions is not relevant.

ratepayers . . . ." Id. at 149. For this reason, the PSC's
ratemaking power achieved its stated purpose without shutting down the noneconomic operations, rendering any further use of that power unlawful as beyond its own terms.
              Similarly, in Huron Portland Cement, we noted that "[t]his is not a case where a utility, already servicing a city, arbitrarily refuses to take on a new (or expanded)
burden, for Consumers has never supplied electricity to either the city of Alpena or the Alpena area generally." Id. at 260.
We went on to examine section 6 of the electric transmission act, and held that its grant of power to the PSC "is not unlimited, but restricted. [The PSC] is given statutory power to order
electric current (for distribution) to any community `through which a transmission line or lines may pass.'" Id. at 266. 9
              We held against the PSC's exercise of power in that case because Consumers' power lines did not pass through the communities in question. Therefore, "those cases involving an undertaking of service to an area, particularly where a statute empowers the commission to order reasonable extensions of the mains and service . . . , are not controlling on the
issue before us." Id. at 261 (citations omitted).
________________
              9 As discussed in Part I(A) the statutory authority is, more precisely, "to order electric current for distribution to be delivered." MCL 460.556; MSA 22.156 (emphasis supplied).

              For these reasons, I find no guidance in either Portland Huron Cement or Union Carbide. The question in this case is determined by section 6 of the electric transmission act.
III
              Because section 6 of the electric transmission act gives the

PSC the authority to order retail wheeling, I respectfully dissent and would affirm the judgment of the Court of Appeals.